Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.
We have issued our report dated January 16, 2024 on estimates of proved reserves, future production and income attributable to certain royalty interests of Viper Energy, Inc. (“Viper”), prepared as of December 31, 2023 (the “Reserve Report”), included in Viper’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Reserve Report in this Post-Effective Amendment No. 2 to Viper’s Registration Statement on Form S-8 (File No. 333-196971) (this “Registration Statement”) and (ii) the use in this Registration Statement of the information contained in the Reserve Report and in our prior reserve reports referenced in this Registration Statement or in the Annual Report, which is incorporated by reference in this Registration Statement.

Ryder Scott Company, L.P.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
June 17, 2024